UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2008 (July 29, 2008)

Date of Report (Date of earliest event reported)

TRIBUNE COMPANY

 (Exact name of registrant as specified in its charter)

Delaware	1-8572	36-1880355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  312-222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On the Closing Date of the Formation Agreement set forth in Item 8.01 below, Tribune and CSC Holdings entered into the Tax Matters Agreement pursuant to which, among other things, CSC Holdings, NMG Holdings and Newsday LLC agreed that they will indemnify Tribune for certain taxes incurred by Tribune if, prior to January 1, 2018, Newsday LLC sells or otherwise disposes of the Newsday Media Group Assets contributed by Tribune or fails to maintain outstanding indebtedness of $650 million for the first three years after the Closing Date, reducing to $530 million after the third year, and by $35 million each year thereafter until January 1, 2018 at which point such amount is reduced to $0.  The foregoing summary of the Tax Matters Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Tax Matters Agreement attached as Exhibit 10.1, which is incorporated by reference.

On the Closing Date of the Formation Agreement set forth in Item 8.01 below, Tribune, CSC Holdings and NMG Holdings also entered into the Indemnity Agreement pursuant to which, among other things, Tribune agreed to indemnify CSC Holdings and NMG Holdings with respect to any payments that CSC Holdings or NMG Holdings make under their guarantee of the Newsday LLC financing.  To the extent that Tribune makes any indemnification payments to CSC Holdings or NMG Holdings under the Indemnity Agreement, Tribune will be subrogated to all rights of CSC Holdings or NMG Holdings, as applicable, against Newsday LLC in respect of such indemnification payments.  From the Closing Date through the third anniversary of the Closing Date, the maximum amount of potential indemnification payments (the “Maximum Indemnification Amount”) is $650 million.  After the third year, the Maximum Indemnification Amount is reduced by $120 million, and each year thereafter by $35 million until January 1, 2018, at which point the Maximum Indemnification Amount is reduced to $0.  The foregoing summary of the Indemnification Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indemnity Agreement attached as Exhibit 10.2, which is incorporated by reference.

The capitalized terms used herein, have the meanings set forth in Item 8.01 below.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Indemnity Agreement contained in Item 1.01 of this Form 8-K is hereby incorporated herein by reference.

Item 8.01  Other Events

On July 29, 2008 (the “Closing Date”), Tribune Company (“Tribune”) and Newsday, Inc., a New York corporation and a wholly-owned subsidiary of Tribune (“Newsday”), consummated the closing of the Formation Agreement (“Formation Agreement”) with CSC Holdings, Inc., a Delaware corporation (“CSC Holdings”), and NMG Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cablevision (“NMG Holdings”), to form a new limited liability company (“Newsday LLC”).  Under the terms of the Formation Agreement, Tribune, through Newsday and other wholly-owned subsidiaries, contributed certain assets and related liabilities of the Newsday business (the “Newsday Media Group Assets”), and NMG Holdings contributed newly issued Senior Notes of Cablevision Systems Corporation (“Cablevision”) with a fair market value of $650 million on the Closing Date.

Also on the Closing Date, Newsday LLC borrowed $650 million under a new secured credit facility, and Tribune received $630 million in cash from the proceeds of that financing (which includes the $18 million of prepaid rent, as described below).  NMG Holdings also made capital contributions of $35 million in cash to Newsday LLC to pay certain transaction costs.

As a result of these transactions, CSC Holdings, through NMG Holdings, owns approximately 97% and Tribune, through Newsday, owns approximately 3% of the equity in Newsday LLC.  CSC Holdings has operational control of Newsday LLC.  The Newsday Media Group Assets were valued at $632 million in the transaction, and Tribune also received $18 million at closing as prepaid rent under certain leases of property used in the business, bringing the total transaction value to $650 million.

The debt securities contributed by NMG Holdings have terms which mirror Cablevision’s 8% Senior Notes due 2012.  Under the financing agreements for Newsday LLC, borrowings are guaranteed by CSC Holdings, Newsday Holdings LLC and NMG Holdings and secured by a lien on the assets of Newsday LLC, including the Cablevision Senior Notes contributed by NMG Holdings.  Newsday LLC is generally prohibited from using the proceeds received from any repayment of the Cablevision Senior Notes contributed by NMG Holdings to acquire non-publicly traded notes or debt instruments of Cablevision or CSC Holdings, and Newsday LLC is required under the financing agreements to maintain cash or cash equivalents or publicly traded notes or debt instruments of Cablevision or CSC Holdings with an aggregate principal amount that exceeds the then-outstanding borrowings by Newsday LLC.

At any time after the tenth anniversary of the closing of the transaction and prior to the thirteenth anniversary of the closing, NMG Holdings has the right to purchase Newsday’s entire interest in Newsday LLC.  At any time after the thirteenth anniversary of the closing and on or prior to the date that is six months after such anniversary, Tribune has the right to require NMG Holdings to purchase Newsday’s entire interest in Newsday LLC.  In either case, the purchase price will be the fair market value of the interest.

The foregoing summary of the Formation Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Formation Agreement attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Tax Matters Agreement, dated as of July 29, 2008, by and among CSC Holdings, Inc., NMG Holdings, Inc., Newsday Holdings, LLC, Tribune Company and Newsday, Inc.

10.2	Indemnity Agreement, dated as of July 29, 2008, by and among CSC Holdings, Inc., NMG Holdings, Inc., Tribune Company, Newsday Holdings LLC and Newsday LLC.

99.1

Formation Agreement, dated as of May 11, 2008, by and among Tribune Company, Newsday, Inc., CSC Holdings, Inc. and NMG Holdings, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2008.)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY
(Registrant)

Dated: August 4, 2008	By:	/s/ David P. Eldersveld
		Name:	David P. Eldersveld
		Title:	Vice President/Deputy General Counsel and Secretary